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                                                         EXHIBIT 8




                       CUSTODIAN CONTRACT
                             Between
                 FIDUCIARY MANAGEMENT ASSOCIATES
                               and
               STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS

                                                            Page

1.       Employment of Custodian and Property to be Held
         By It................................................2

2.       Duties of the Custodian with Respect to Property
         of the Fund Held by the Custodian in the United
         States...............................................3

         2.1  Holding Securities..............................3

         2.2  Delivery of Securities..........................3

         2.3  Registration of Securities......................7

         2.4  Bank Accounts...................................8

         2.5  Investment and Availability of Federal Funds....9

         2.6  Collection of Income............................9

         2.7  Payment of Fund Moneys ........................10

         2.8  Liability for Payment in Advance of Receipt
              of Securities Purchased........................13

         2.9  Appointment of Agents..........................13

         2.10 Deposit of Securities in Securities System.....14

         2.11 Segregated Account.............................17

         2.12 Ownership Certificates for Tax Purposes........18

         2.13 Proxies........................................18

         2.14 Communications Relating to FundPortfolio
              Securities.....................................18

         2.15 Reports to Fund by Independent Public
              Accountants....................................19

3.       Duties of the Custodian with Respect to Property
         of the Fund Held Outside of the United States.......20

         3.1  Appointment of Foreign Sub-Custodians..........20

         3.2  Assets to be Held..............................20




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         3.3  Foreign Securities Depositories................21

         3.4  Segregation of Securities......................21

         3.5  Agreements with Foreign Banking
              Institutions...................................21

         3.6  Access of Independent Accountants of the
              Fund...........................................22

         3.7  Reports by Custodian...........................22

         3.8  Transactions in Foreign Custody Account........23

         3.9  Liability of Foreign Sub-Custodians............24

         3.10 Monitoring Responsibilities....................25

         3.11 Branches of U.S. Banks.........................25

4.       Payments for Repurchases or Redemptions and Sales
         of Shares of the Fund...............................26

5.       Proper Instructions.................................27

6.       Actions Permitted Without Express Authority.........27

7.       Evidence of Authority...............................28

8.       Duties of Custodian with Respect to the Books of
         Account and Calculations of Net Asset Value and
         Net Income..........................................28

9.       Records.............................................29

10.      Opinion of Fund's Independent Accountant............30

11.      Compensation of Custodian...........................30

12.      Responsibility of Custodian.........................30

13.      Effective Period, Termination and Amendment.........32

14.      Successor Custodian.................................33

15.      Interpretive and Additional Provisions..............35

16.      Additional Funds....................................35




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17.      Massachusetts Law to Apply..........................35

18.      Prior Contracts.....................................36



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                       CUSTODIAN CONTRACT

         This Contract between Fiduciary Management Associates, a

business trust organized and existing under the laws of

Massachusetts, having its principal place of business at

140 Broadway, New York, New York 10005, hereinafter called the

"Fund", and State Street Bank and Trust Company, a Massachusetts

corporation, having its principal place of business at

225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                           WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in

separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends to initially offer shares in

three series, the Growth Portfolio, High-Yield Portfolio and the

Mortgage Securities Income Portfolio (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 16, being herein referred to as the "'Fund(s)");

         NOW THEREFORE, in consideration of the mutual covenants

and agreements hereinafter contained, the parties hereto agree as follows:




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1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of

its assets, including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign

securities") pursuant to the provisions of the Declaration of

Trust.  The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of its beneficial interest, ("Shares") of the Fund as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning

of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Trustees of the Fund,

and provided that the Custodian shall have no more or less

responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such

sub-custodian has to the Custodian.  The Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories




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designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian in the United States

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of the Fund all non-

         cash property, to be held by it in the United States,

         including all domestic securities owned by the Fund,

         other than securities which are maintained pursuant to

         Section 2.10 in a clearing agency which acts as a

         securities depository or in a book-entry system

         authorized by the U.S. Department of the Treasury,

         collectively referred to herein as "Securities System".

2.2      Delivery of Securities.  The Custodian shall release and

         deliver domestic securities owned by the Fund held by the

         Custodian or in a Securities System account of the

         Custodian only upon receipt of Proper Instructions, which

         may be continuing instructions when deemed appropriate by

         the parties, and only in the following cases:

              1)   Upon sale of such securities for the account of

                   the Fund and receipt of payment therefor;

              2)   Upon the receipt of payment in connection with

                   any repurchase agreement related to such

                   securities entered into by the Fund;






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              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.10 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for portfolio

                   securities of the Fund;

              5)   To the issuer thereof or its agent when such

                   securities are called, redeemed, retired or

                   otherwise become payable; provided that, in any

                   such case, the cash or other consideration is

                   to be delivered to the Custodian;

              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Fund or into the

                   name of any nominee or nominees of the

                   Custodian or into the name or nominee name of

                   any agent appointed pursuant to Section 2.9 or

                   into the name or nominee name of any sub-

                   custodian appointed pursuant to Article 1; or

                   for exchange for a different number of bonds,

                   certificates or other evidence representing the

                   same aggregate face amount or number of units;

                   provided that, in any such case, the new

                   securities are to be delivered to the

                   Custodian;






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              7)   To the broker selling the same for examination

                   in accordance with the "street delivery"

                   custom;

              8)   For exchange or conversion pursuant to any plan

                   of merger, consolidation, recapitalization,

                   reorganization or readjustment of the

                   securities of the issuer of such securities, or

                   pursuant to provisions for conversion contained

                   in such securities, or pursuant to any deposit

                   agreement; provided that, in any such case, the

                   new securities and cash, if any, are to be

                   delivered to the Custodian;

              9)   In the case of warrants, rights or similar

                   securities, the surrender thereof in the

                   exercise of such warrants, rights or similar

                   securities or the surrender of interim receipts

                   or temporary securities for definitive

                   securities; provided that, in any such case,

                   the new securities and cash, if any, are to be

                   delivered to the Custodian;

              10)  For delivery in connection with any loans of

                   securities made by the Fund, but only against

                   receipt of adequate collateral as agreed upon

                   from time to time by the Custodian and the

                   Fund, which may be in the form of cash or




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                   obligations issued by the United States

                   government, its agencies or instrumentalities,

                   except that in connection with any loans for

                   which collateral is to be credited to the

                   Custodian's account in the book-entry system

                   authorized by the U.S. Department of the

                   Treasury, the Custodian will not be held liable

                   or responsible for the delivery of securities

                   owned by the Fund prior to the receipt of such

                   collateral;

              11)  For delivery as security in connection with any

                   borrowings by the Fund requiring a pledge of

                   assets by the Fund, but only against receipt of

                   amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian

                   and a broker-dealer registered under the

                   Securities Exchange Act of 1934 (the "Exchange

                   Act") and a member of The National Association

                   of Securities Dealers, Inc. ("NASD"), relating

                   to compliance with the rules of The Options

                   Clearing Corporation and of any registered

                   national securities exchange, or of any similar

                   organization or organizations, regarding escrow






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                   or other arrangements in connection with

                   transactions by the Fund;

              13)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian,

                   and a Futures Commission Merchant registered

                   under the Commodity Exchange Act, relating to

                   compliance with the rules of the Commodity

                   Futures Trading Commission and/or any Contract

                   Market, or any similar organization or

                   organizations, regarding account deposits in

                   connection with transactions by the Fund;

              14)  Upon receipt of instructions from the transfer

                   agent ("Transfer Agent") for the Fund, for

                   delivery to such Transfer Agent or to the

                   holders of shares in connection with

                   distributions in kind, as may be described from

                   time to time in the Fund's currently effective

                   prospectus and statement of additional

                   information ("prospectus"), in satisfaction of

                   requests by holders of Shares for repurchase or

                   redemption; and

              15)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Trustees or of the Executive Committee




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                   signed by an officer of the Fund and certified

                   by the Secretary or an Assistant Secretary,

                   specifying the securities to be delivered,

                   setting forth the purpose for which such

                   delivery is to be made, declaring such purposes

                   to be proper corporate purposes, and naming the

                   person or persons to whom delivery of such

                   securities shall be made.

2.3      Registration of Securities.  Domestic securities held by

         the Custodian (other than bearer securities) shall be

         registered in the name of the Fund or in the name of any

         nominee of the Fund or of any nominee of the Custodian

         which nominee shall be assigned exclusively to the Fund,

         unless the Fund has authorized in writing the appointment

         of a nominee to be used in common with other registered

         investment companies having the same investment adviser

         as the Fund, or in the name or nominee name of any agent

         appointed pursuant to Section 2.9 or in the name or

         nominee name of any sub-custodian appointed pursuant to

         Article 1.  All securities accepted by the Custodian on

         behalf of the Fund under the terms of this Contract shall

         be in "street name" or other good delivery form.

2.4      Bank Accounts.  The Custodian shall open and maintain a

         separate bank account or accounts in the United States in

         the name of the Fund, subject only to draft or order by




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         the Custodian acting pursuant to the terms of this

         Contract, and shall hold in such account or accounts,

         subject to the provisions hereof, all cash received by it

         from or for the account of the Fund, other than cash

         maintained by the Fund in a bank account established and

         used in accordance with Rule 17f-3 under the Investment

         Company Act of 1940.  Funds held by the Custodian for the

         Fund may be deposited by it to its credit as Custodian in

         the Banking Department of the Custodian or in such other

         banks or trust companies as it may in its discretion deem

         necessary or desirable; provided, however, that every

         such bank or trust company shall be qualified to act as a

         custodian under the Investment Company Act of 1940 and

         that each such bank or trust company and the funds to be

         deposited with each such bank or trust company shall be

         approved by vote of a majority of the Trustees of the

         Fund.  Such funds shall be deposited by the Custodian in

         its capacity as Custodian and shall be withdrawable by

         the Custodian only in that capacity.

2.5      Investment and Availability of Federal Funds.  Upon

         mutual agreement between the Fund and the Custodian, the

         Custodian shall, upon the receipt of Proper Instructions,

              1)   invest in such instruments as may be set forth

                   in such instructions on the same day as

                   received all federal funds received after a




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                   time agreed upon between the Custodian and the

                   Fund; and

              2)   make federal funds available to the Fund as of

                   specified times agreed upon from time to time

                   by the Fund and the Custodian in the amount of

                   checks received in payment for Shares of the

                   Fund which are deposited into the Fund's

                   account.

2.6      Collection of Income.  The Custodian shall collect on a

         timely basis all income and other payments with respect

         to United States registered securities held hereunder to

         which the Fund shall be entitled either by law or

         pursuant to custom in the securities business, and shall

         collect on a timely basis all income and other payments

         with respect to United States bearer securities if, on

         the date of payment by the issuer, such securities are

         held by the Custodian or agent thereof and shall credit

         such income, as collected, to the Fund's custodian

         account.  Without limiting the generality of the

         foregoing, the Custodian shall detach and present for

         payment all coupons and other income items requiring

         presentation as and when they become due and shall

         collect interest when due on securities held hereunder.

         Income due the Fund on United States securities loaned

         pursuant to the provisions of Section 2.2 (10) shall be




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         the responsibility of the Fund.  The Custodian will have

         no duty or responsibility in connection therewith, other

         than to provide the Fund with such information or data as

         may be necessary to assist the Fund in arranging for the

         timely delivery to the Custodian of the income to which

         the Fund is properly entitled.

2.7      Payment of Fund Moneys.  Upon receipt of Proper

         Instructions, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out moneys of the Fund in the following cases only:

              1)   Upon the purchase of domestic securities,

                   futures contracts or options on futures

                   contracts for the account of the Fund but only

                   (a) against the delivery of such securities, or

                   evidence of title to futures contracts or

                   options on futures contracts, to the Custodian

                   (or any bank, banking firm or trust company

                   doing business in the United States or abroad

                   which is qualified under the Investment Company

                   Act of 1940, as amended, to act as a custodian

                   and has been designated by the Custodian as its

                   agent for this purpose) registered in the name

                   of the Fund or in the name of a nominee of the

                   Custodian referred to in Section 2.3 hereof or

                   in proper form for transfer; (b) in the case of




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                   a purchase effected through a Securities

                   System, in accordance with the conditions set

                   forth in Section 2.10 hereof or (c) in the case

                   of repurchase agreements entered into between

                   the Fund and the Custodian, or another bank, or

                   a broker-dealer which is a member of NASD,

                   (i) against delivery of the securities either

                   in certificate form or through an entry

                   crediting the Custodian's account at the

                   Federal Reserve Bank with such securities or

                   (ii) against delivery of the receipt evidencing

                   purchase by the Fund of securities owned by the

                   Custodian along with written evidence of the

                   agreement by the Custodian to repurchase such

                   securities from the Fund;

              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Fund as

                   set forth in Section 2.2 hereof;

              3)   For the redemption or repurchase of Shares

                   issued by the Fund as set forth in Article 4

                   hereof;

              4)   For the payment of any expense or liability

                   incurred by the Fund, including but not limited

                   to the following payments for the account of

                   the Fund: interest, taxes, management,




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                   accounting, transfer agent and legal fees and

                   operating expenses of the Fund whether or not

                   such expenses are to be in whole or part

                   capitalized or treated as deferred expenses;

              5)   For the payment of any dividends declared

                   pursuant to the governing documents of the

                   Fund;

              6)   For payment of the amount of dividends received

                   in respect of securities sold short;

              7)   For any other proper purpose, but only upon

                   receipt of, in addition to Proper Instructions,

                   a certified copy of a resolution of the

                   Trustees or of the Executive Committee of the

                   Fund signed by an officer of the Fund and

                   certified by its Secretary or an Assistant

                   Secretary, specifying the amount of such

                   payment, setting forth the purpose for which

                   such payment is to be made, declaring such

                   purpose to be a proper purpose, and naming the

                   person or persons to whom such payment is to be

                   made.

2.8      Liability for Payment in Advance of Receipt of Securities

         Purchased.  In any and every case where payment for

         purchase of domestic securities for the account of the

         Fund is made by the Custodian in advance of receipt of




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         the securities purchased in the absence of specific

         written instructions from the Fund to so pay in advance,

         the Custodian shall be absolutely liable to the Fund for

         such securities to the same extent as if the securities

         had been received by the Custodian, except that in the

         case of repurchase agreements entered into by the Fund

         with a bank which is a member of the Federal Reserve

         System, the Custodian may transfer funds to the account

         of such bank prior to the receipt of written evidence

         that the securities subject to such repurchase agreement

         have been transferred by book-entry into a segregated

         non-proprietary account of the Custodian maintained with

         the Federal Reserve Bank of Boston or of the safe-keeping

         receipt, provided that such securities have in fact been

         so transferred by book-entry.

2.9      Appointment of Agents.  The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust Company which is itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry out

         such of the provisions of this Article 2 as the Custodian

         may from time to time direct; provided, however, that the

         appointment of any agent shall not relieve the Custodian

         of its responsibilities or liabilities hereunder.






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2.10     Deposit of Securities in Securities Systems.  The

         Custodian may deposit and/or maintain domestic securities

         owned by the Fund in a clearing agency registered with

         the Securities and Exchange Commission under Section 17A

         of the Securities Exchange Act of 1934, which acts as a

         securities depository, or in the book-entry system

         authorized by the U.S. Department of the Treasury and

         certain federal agencies, collectively referred to herein

         as "Securities System" in accordance with applicable

         Federal Reserve Board and Securities and Exchange

         Commission rules and regulations, if any, and subject to

         the following provisions:

              1)   The Custodian may keep domestic securities of

                   the Fund in a Securities System provided that

                   such securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of

                   the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect to

                   domestic securities of the Fund which are

                   maintained in a Securities System shall

                   identify by book-entry those securities

                   belonging to the Fund;




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              3)   The Custodian shall pay for domestic securities

                   purchased for the account of the Fund upon

                   (i) receipt of advice from the Securities

                   System that such securities have been

                   transferred to the Account, and (ii) the making

                   of an entry on the records of the Custodian to

                   reflect such payment and transfer for the

                   account of the Fund.  The Custodian shall

                   transfer domestic securities sold for the

                   account of the Fund upon (i) receipt of advice

                   from the Securities System that payment for

                   such securities has been transferred to the

                   Account, and (ii) the making of an entry on the

                   records of the Custodian to reflect such

                   transfer and payment for the account of the

                   Fund.  Copies of all advices from the

                   Securities System of transfers of domestic

                   securities for the account of the Fund shall

                   identify the Fund, be maintained for the Fund

                   by the Custodian and be provided to the Fund at

                   its request.  Upon request, the Custodian shall

                   furnish the Fund confirmation of each transfer

                   to or from the account of the Fund in the form

                   of a written advice or notice and shall furnish

                   to the Fund copies of daily transaction sheets




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                   reflecting each day's transactions in the

                   Securities System for the account of the Fund.

              4)   The Custodian shall provide the Fund with any

                   report obtained by the Custodian on the

                   Securities System's accounting system, internal

                   accounting control and procedures for

                   safeguarding domestic securities deposited in

                   the Securities System;

              5)   The Custodian shall have received the initial

                   or annual certificate, as the case may be,

                   required by Article 13 hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for any loss or damage to the Fund

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or

                   misconduct of the Custodian or any of its

                   agents or of any of its or their employees or

                   from failure of the Custodian or any such agent

                   to enforce effectively such rights as it may

                   have against the Securities System; at the

                   election of the Fund, it shall be entitled to

                   be subrogated to the rights of the Custodian

                   with respect to any claim against the

                   Securities System or any other person which the




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                   Custodian may have as a consequence of any such

                   loss or damage if and to the extent that the

                   Fund has not been made whole for any such loss

                   or damage.

2.11     Segregated Account.  The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or accounts for and on behalf of the Fund, into

         which account or accounts may be transferred cash and/or

         securities, including securities maintained in an account

         by the Custodian pursuant to Section 2.10 hereof, (i) in

         accordance with the provisions of any agreement among the

         Fund, the Custodian and a broker-dealer registered under

         the Exchange Act and a member of the NASD (or any futures

         commission merchant registered under the Commodity

         Exchange Act), relating to compliance with the rules of

         The Options Clearing Corporation and of any registered

         national securities exchange (or the Commodity Futures

         Trading Commission or any registered contract market), or

         of any similar organization or organizations, regarding

         escrow or other arrangements in connection with

         transactions by the Fund, (ii) for purposes of

         segregating cash or government securities in connection

         with options purchased, sold or written by the Fund or

         commodity futures contracts or options thereon purchased

         or sold by the Fund, (iii)  or the purposes of compliance




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         by the Fund with the procedures required by Investment

         Company Act Release No. 10666, or any subsequent release

         or releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered investment companies and (iv) for other proper

         corporate purposes, but only, in the case of clause (iv),

         upon receipt of, in addition to Proper Instructions, a

         certified copy of a resolution of the Trustees or of the

         Executive Committee signed by an officer of the Fund and

         certified by the Secretary or an Assistant Secretary,

         setting forth the purpose or purposes of such segregated

         account and declaring such purposes to be proper

         corporate purposes.

2.12     Ownership Certificates for Tax Purposes.  The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to domestic securities of the Fund held by it and

         in connection with transfers of such securities.

2.13     Proxies.  The Custodian shall, with respect to the

         domestic securities held hereunder, cause to be promptly

         executed by the registered holder of such securities, if

         the securities are registered otherwise than in the name

         of the Fund or a nominee of the Fund, all proxies,

         without indication of the manner in which such proxies




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         are to be voted, and shall promptly deliver to the Fund

         such proxies, all proxy soliciting materials and all

         notices relating to such securities.

2.14     Communications Relating to Fund Portfolio Securities.

         The Custodian shall transmit promptly to the Fund all

         written information (including, without limitation,

         pendency of calls and maturities of domestic securities

         and expirations of rights in connection therewith and

         notices of exercise of call and put options written by

         the Fund and the maturity of futures contracts purchased

         or sold by the Fund) received by the Custodian from

         issuers of the domestic securities being held for the

         Fund.  With respect to tender or exchange offers, the

         Custodian shall transmit promptly to the Fund all written

         information received by the Custodian from issuers of the

         domestic securities whose tender or exchange is sought

         and from the party (or his agents) making the tender or

         exchange offer.  If the Fund desired to take action with

         respect to any tender offer, exchange offer or any other

         similar transaction, the Fund shall notify the Custodian

         at least three business days prior to the date on which

         the Custodian is to take such action.

2.15.    Reports to Fund by Independent Public Accountants.  The

         Custodian shall provide the Fund, at such times as the

         Fund may reasonably require, with reports by independent




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         public accountants on the accounting system, internal

         accounting control and procedures for safeguarding

         securities, futures contracts and options on futures

         contracts, including domestic securities deposited and/or

         maintained in a Securities System, relating to the

         services provided by the Custodian under this Contract;

         such reports, which shall be of sufficient scope and in

         sufficient detail, as may reasonably be required by the

         Fund, to provide reasonable assurance that any material

         inadequacies would be disclosed by such examination, and,

         if there are no such inadequacies, shall so state.

3.       Duties of the Custodian with Respect to Property of the

Fund Held Outside of the United States

3.1      Appointment of Foreign Sub-Custodians.

         The Custodian is authorized and instructed to employ as

         sub-custodians for the Fund's securities and other assets

         maintained outside of the United States the foreign

         banking institutions and foreign securities depositories

         designated on Schedule A hereto ("foreign sub-

         custodians").  Upon receipt of "Proper Instructions",

         together with a certified resolution of the Fund's

         Trustees, the Custodian and the Fund may agree to amend

         Schedule A hereto from time to time to designated

         additional foreign banking institutions and foreign

         securities depositories to act as sub-custodians.  Upon




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         receipt of Proper Instructions from the Fund the

         Custodian shall cease the employment of any one or more

         of such sub-custodians for maintaining custody of the

         Fund's assets.

3.2      Assets to be Held.  The Custodian shall limit the

         securities and other assets maintained in the custody of

         the foreign sub-custodians to: (a) "foreign securities",

         as defined in paragraph (c)(1) of Rule 17f-5 under the

         Investment Company Act of 1940, and (b) cash and cash

         equivalents in such amounts as the Custodian or the Fund

         may determine to reasonably necessary to effect the

         Fund's foreign securities transactions.

3.3      Foreign Securities Depositories.  Except as may otherwise

         be agreed upon in writing by the Custodian and the Fund,

         assets of the Fund shall be maintained in foreign

         securities depositories only through arrangements

         implemented by the foreign banking institutions serving

         as sub-custodians pursuant to the terms hereof.

3.4      Segregation of Securities.  The Custodian shall identify

         on its books as belonging to the Fund, the foreign

         securities of the Fund held by each foreign sub-

         custodian.  Each agreement pursuant to which the

         Custodian employs a foreign banking institution shall

         require that such Institution establish a custody account

         for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institutions

         deposits the Fund's securities in a foreign securities

         depository, that it shall identify on its books as

         belonging to the Custodian, as agent for the Fund, the

         securities so deposited.

3.5      Agreements with Foreign Banking Institutions.  Each

         agreement with a foreign banking institution shall be

         substantially in the form set forth in Exhibit 1 hereto

         and shall provide that: (a) the Fund's assets will not be

         subject to any right, charge, security interest, lien or

         claim of any kind in favor of the foreign banking

         institutions or its creditors, except a claim of payment

         for their safe custody or administration; (b) beneficial

         ownership for the Fund's assets will be freely

         transferable without the payment of money or value other

         than for custody or administration; (c) adequate records

         will be maintained identifying the assets as belonging to

         the Fund; (d) officers of or auditors employed by, or

         other representatives of the Custodian, including to the

         extent permitted under applicable law the independent

         public accounts for the Fund, will be given access to the

         books and records of the foreign banking institution

         relating to its actions under its agreement with the

         Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6      Access of Independent Accountants of the Fund.  Upon

         request of the Fund, the Custodian will use its best

         efforts to arrange for the independent accountants of the

         Fund to be afforded access to the books and records of

         any foreign banking institution employed as a foreign

         sub-custodian insofar as such books and records relate to

         the performance of such foreign banking institutions

         under its agreement with the Custodian.

3.7      Reports by Custodian.  The Custodian will supply to the

         Fund from time to time, as mutually agreed upon,

         statements in respect of the securities and other assets

         of the Fund held by foreign sub-custodians, including but

         not limited to an identification of entities having

         possession of the Fund's securities and other assets and

         advices or notifications of any transfers of securities

         to or from each custodial account maintained by a foreign

         banking institution for the Custodian on behalf of the

         Fund Indicating, as to securities acquired for the Fund,

         the identity of the entity having physical possession of

         such securities.

3.8      Transactions in Foreign Custody Account.  (a) Upon

         receipt of Proper Instructions, which may be continuing

         instructions when deemed appropriate by the parties, the

         Custodian shall make or cause its foreign sub-custodian

         to transfer, exchange or deliver foreign securities owned

         by the Fund, but except to the extent explicitly provided

         herein only in one of the circumstances specified in

         Section 2.2

         (b) Upon receipt of Proper Instructions, which may be

         continuing instructions when deemed appropriate by the

         parties the Custodian shall pay out or cause its foreign

         sub-custodians to pay out monies of the Fund, but except

         to the extent explicitly provided herein only in one of

         the circumstances specified in Section 2.8.

         (c) Notwithstanding any provision of this Contract to the

         contrary, settlement and payment for securities received

         for the account of the Fund and delivery of securities

         maintained for the account of the Fund may be effected in

         accordance with the customary or established securities

         trading or securities processing practices and procedures

         in the jurisdiction or market in which the transaction

         occurs, including, without limitation, delivering

         securities to the purchaser thereof or to a dealer

         therefor (or an agent for such purchaser or dealer)

         against a receipt with the expectation of receiving later

         payment for such securities from such purchaser or

         dealer.

         (d) Securities maintained in the custody of a foreign

         sub-custodian may be maintained in the name of such

         entity's nominee to the same extent as set forth in

         Section 2.3 of this Contract and the Fund agrees to bold

         any such nominee harmless from any liability as a holder

         of record of such securities.

3.9      Liability of Foreign Sub-Custodians.  Each agreement

         pursuant to which the Custodian employs a foreign banking

         institution as a foreign sub-custodian shall require the

         institution to exercise reasonable care in the

         performance of its duties and to indemnify, and hold

         harmless, the Custodian and each Account from and against

         any loss, damage, cost, expense, liability or claim

         arising out of or in connection with the institution's

         performance of such obligations.  At the election of the

         Fund, it shall be entitled to be subrogated to the rights

         of the Custodian with respect to any claims against a

         foreign banking institution as a consequence of any such

         loss, damage, cost, expense, liability or claim if and to

         the extent that the Fund has not been made whole for any

         such loss, damage, cost, expense, liability or claim.

3.10     Monitoring Responsibilities.  The Custodian shall furnish

         annually to the Fund, during the month of June,

         information concerning the foreign sub-custodians

         employed by the Custodian. Such information shall be similar in kind and, scope to that furnished to the Fund in connection with the initial approval of this Contract.

         In addition, the Custodian will promptly inform the Fund

         In the event that the Custodian learns of a material

         adverse change in the financial condition of a foreign

         sub-custodian or is notified by a foreign banking

         institution employed as a foreign sub-custodian that

         there appears to be a substantial likelihood that its

         shareholders' equity will decline below $200 million

         (U.S. dollars or the equivalent thereof) or that is

         shareholders' equity has declined below $200 million (in

         each case computed in accordance with generally accepted

         U.S. accounting principles).

3.11     Branches of U.S. Banks.  Except as otherwise set forth in

         this Contract, the provisions hereof shall not apply

         where the custody of the Fund assets maintained in a

         foreign branch of a banking institution which is a "bank"

         as defined by Section 2(a) (5) of the Investment Company

         Act of 1940 which meets the qualification set forth in

         Section 26(a) Of Said Act.  The appointment of any such

         branch as a sub-custodian shall be governed by Article 1

         of this Contract.

4.       Payments for Repurchases or Redemptions and Sales of

Shares of the Fund

         From such funds as may be available for the purpose but

subject to the limitations of the Declaration of Trust and any applicable votes of the Trustees of the Fund pursuant thereto, the

Custodian shall, upon receipt of instructions from the Transfer

Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming

shareholders.  In connection with the redemption or repurchase of

Shares of the Fund, the Custodian shall honor checks drawn on the

Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the

Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the

Custodian.  The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for

Shares of the Fund issued or sold from time to time by the Fund.

The Custodian will provide timely notification to the Fund and the

Transfer Agent of any receipt by it of payments for Shares of the

Fund.

5.       Proper Instructions

         Proper Instructions as used herein means a writing signed

or initialled by one or more person or persons as the Trustees shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction

involved, including a specific statement of the purpose for which such action is requested.  Oral instructions will be considered

Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction Involved.  The Fund shall cause all oral instructions to be confirmed in writing.  Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the

authorization by the Trustees of the Fund accompanied by a

detailed description of procedures approved by the Trustees,

Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the

Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

6.       Actions Permitted without Express Authority

         The Custodian may In its discretion, without express

authority from the Fund:

         1)   make payments to itself or others for minor expenses

of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

         2)   surrender securities in temporary form for

securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

checks, drafts and other negotiable instruments; and

         4)   in general, attend to all non-discretionary details

in connection with the sale, exchange, substitution, purchase,

transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  The Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of Account

and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the

Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer

Agent daily of the total amounts of such net income and, if

instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the

Fund's currently effective prospectus.

9.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission.  The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

10.      Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for Its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

12.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  Notwithstanding the foregoing, the responsibility by the Custodian with respect to redemptions effected by check shall be in accordance with a

separate Agreement entered into between the Custodian and the

Fund.

         The Custodian shall be liable for the acts or omissions

of a foreign banking institution appointed pursuant to the

provisions of Article 3 to the same extent asset forth in

Article 1 hereof with respect to sub-custodians located in the

United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by

paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to

maintain custody or any securities or cash of the Fund in a

foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.  If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the

Custodian, result in the Custodian or its nominee assigned to the

Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges,

expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

13.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its execution,

shall continue in full force and effect until terminated as

hereinafter provided, may be amended at any time by mutual

agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under

Section 2.10 hereof in the absence of receipt of an initial

certificate of the Secretary or an Assistant Secretary that the

Trustees of the Fund have approved the initial use of a particular

Securities System and the receipt of an annual certificate of the

Secretary or an Assistant Secretary that the Trustees have

reviewed the use by the Fund of such Securities System, as

required in each case by Rule 17f-4 under the Investment Company

Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the

Declaration of Trust, and further provided, that the Fund may, at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this

Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or

upon the happening of a like event at the direction of an

appropriate regulatory agency or court of competent Jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.      Successor Custodian

         If a successor custodian shall be appointed by the

Trustees of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other

properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940,

doing business in Boston, Massachusetts, of its own selection,

having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000,

all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's

securities held in any Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.  In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the

Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or

additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided, in the preceding sentence shall be deemed to be an amendment of this Contract.

16.      Additional Funds

         In the event that the Fund establishes one or more series

of Shares in addition to the Growth Portfolio, the High-Yield

Portfolio and the Mortgage Securities Income Portfolio with

respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the

Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

17.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

18.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 13th day of November 1986.



ATTEST                       FIDUCIARY MANAGEMENT ASSOCIATES



/s/                          By /s/
_________________________       ____________________________
      Secretary                      Vice President


ATTEST                       STATE STREET BANK AND TRUST COMPANY



/s/                          By /s/
_________________________       ____________________________
   Assistant Secretary               Vice President

                           Schedule A

         The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of Fiduciary Management Associates for use as sub-custodians for the Fund's securities and other assets:

         ANZ Banking Group Ltd.
         Banque Bruxelles Lambert
         Canada Trust Company
         Kansallis-Osake Pankki
         Credit Commercial De France
         Berliner Handels Und Frankfurter Bank
         Standard Chartered Bank
         Credito Italiano
         Sumitomo Trust & Banking Company Limited
         Bank Mees & Hope, N.V. Algemene Bank Nederland
         Christiania Bank OG Kreditkasse
         DBS Trustee Ltd.
         Skandinaviska Enskilda Banken
         Union Bank of Switzerland

                            EXHIBIT 1
                       CUSTODIAN AGREEMENT

To:



Gentlemen:

         The undersigned ("State Street") hereby requests that you (the Bank) establish a custody account and a cash account for each custodian/employee benefit plan identified in the Schedule attached to this Agreement and each additional account which is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" an will be subject to the following terms and conditions:

         1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

         2.   a.   Without the prior approval of State Street it
                   will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transitional system for the central handling of securities or equivalent book-entries;

              b.   When securities held for an Account are
                   deposited in a securities depository or
                   clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the securities so deposited.

         3.        The Bank represents that either:

              a. It currently has stockholders' equity in excess of $200 million (U.S. dollars or the equivalent of U.S. dollars computed in accordance with generally accepted U.S. accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders' equity will decline below $200 million, or in any event, at such time as its stockholders' equity in fact decline below $200 million; or

              b. It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank's stockholders' equity currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

         4. Upon the written instructions of State Street as permitted by Paragraph 8, the Bank is authorized to pay cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and any other property, but only as provided in such written instructions. The bank shall not be held liable for any act or omission to act on instructions given on purported to be given should there be any _____ in such instructions.

         5. Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

              a. To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

              b. To promptly exchange securities where the exchange is purely ministerial (including without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

              c. To promptly surrender securities at maturity or when called for redemption upon receiving payment therefor;

              d. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street Bank's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

              e. To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

              f. To execute in State Street's name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

              g. To pay or cause to be paid, from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority and shall use reasonable efforts, to promptly reclaim any foreign withholding tax relating to the Account.

         6. If the Bank shall receive any proxies, notices, reports or other communications relative to any of the Securities of the Account in connection with tender offers, reorganization, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street Bank by means as will permit State Street Bank to take timely action with respect thereto.

         7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank's handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

         8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street; (ii) telex or tested telex instructions of State Street; (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information; and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

         9. The Bank shall supply periodic reports with respect to the safe keeping of assets held by it under this agreement. The content of such reports shall include but not be limited to any transfer to or from any account held by the Bank hereunder and such other information as State Street may reasonably request.

         10. In addition to its obligations under Section 2B hereof, the Bank shall maintain such other records as may be necessary to identify the assets; hereunder as belonging to each custodian/ employee benefit plan identified in our Schedule attached to this agreement and each additional account which is identified to this agreement.

         11. The Bank agrees that its books and records relating to its action under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under __________ law the independent public accountants for any entity whose Property is being held hereunder' and shall be retained for such period as shall be agreed by State Street and the Bank.

         12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

         13. The Bank shall exercise reasonable care in the performance of its duties, as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, shall maintain adequate insurance and agrees to indemnify and hold harmless, State Street and each Account from and against loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

         14. The bank agrees (i) the property hold hereunder is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

         15.  The bank agrees to meet State Street Operating
              Requirements (See Exhibit A).

         16. This Agreement it may be terminated by the Bank or State Street by 60 days' written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminate pursuant to notice which has been given in a timely fashion, shall deliver the Property to the beneficial owner unless the Bank has received from the beneficial owner 60 days, prior to the date on which this Agreement is to be terminated written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

         17. The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

         18. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by confirmed telex by the Bank or State Street at their respective addresses set forth below or at such other address as be specified in each case in a notice similarly given:

To State Street              Master Trust Division, Global Custody
                             STATE STREET BANK AND TRUST COMPANY
                             P.O. Box 1713
                             Boston, Massachusetts 02105
                             U.S.A.
To the Bank

         19. This Agreement shall be governed by and construed in accordance with the laws of ________ except to the extent that such laws are preempted by the laws of the United States of America.

         Please acknowledge your agreement to the foregoing by executing a copy of this letter.

                             Very truly yours,

                             STATE STREET BANK AND TRUST COMPANY


                             By:____________________________
                             Vice President

                             Date:__________________________

Agreed to by:


By:_________________________

Date:_______________________


































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